SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) November 14, 2001
                                  -----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------












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ITEM 9.  Forward Looking Information Relating to Hughes



On November 14, 2001, General Motors Corporation's (GM) subsidiary Hughes Electronics Corporation (Hughes) filed the following forward looking information on a Form 8-K.

                    HUGHES ANNOUNCES 2002 FINANCIAL GUIDANCE,
                             CONFIRMS 2001 GUIDANCE

      El Segundo, Calif., November 14, 2001 -- Hughes Electronics Corporation, the world's leading provider of digital television entertainment, broadband services, satellite-based private business networks, and global video and data broadcasting, today announced its 2002 financial guidance.

      "Our top priorities are to continue to improve our operating metrics and to meet or exceed our financial commitments, which will position us to create substantial shareholder value," said Jack A. Shaw, HUGHES' chief executive officer. "Along these lines, we are confirming our 2001 guidance and providing our financial targets for next year. In 2002, we expect HUGHES to generate over $9 billion in revenue and increase EBITDA1 by 50% to 90% to between $750 million and $850 million. Our DIRECTV business in the U.S. is projected to lead the way by generating over $6 billion in revenue and more than doubling its EBITDA to between $525 million and $575 million. Hughes Network Systems, DIRECTV Latin America and DIRECTV Broadband are also expected to improve their annual EBITDA performance in 2002. Additionally, PanAmSat is expected to increase its EBITDA margins to 70% or more."

      A table detailing all of HUGHES' guidance is included below. A live webcast of the conference call discussing HUGHES' 2002 financial guidance will be available on the company's website at www.hughes.com. The call will begin at 2:00 p.m. ET, today. The dial in number is 913-981-4900. A replay of the call will be available on the Investor Relations portion of the HUGHES website or via phone beginning Friday, November 16. The replay number is 888-203-1112, confirmation code: 689676.

      Hughes Electronics Corporation is a unit of General Motors Corporation. The earnings of Hughes Electronics are used to calculate the earnings attributable to the General Motors Class H common stock (NYSE:GMH).







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                            Hughes Financial Guidance

                             Prior Full         Revised Full        Full Year
                              Year 2001           Year 2001            2002
                             -----------        -------------     --------------
HUGHES
   Revenue                   ~$8.3B             No Change         $9.0 - 9.2B
   EBITDA                    $450-500M*         No Change         $750 - 850M
   Cash Requirements         ~$2.5B             ~$2.3B            $1.5 - 1.7B

DIRECTV U.S.
   Revenue                   $5.5 - 5.6B        No Change         $6.0 - 6.2B
   EBITDA                    $200 - 250M*       No Change         $525 - 575M
   Net Subscriber Adds       1.2 - 1.3M**       No Change         1.0 - 1.2M

DIRECTV Broadband
   Revenue                   N/A                N/A               ~$75M
   EBITDA                    $(100)M - (120)M   No Change         ~$(100)M
   Net Subscriber Adds       40 - 50K           No Change         ~100K

DIRECTV Latin America
   Revenue                   ~$725M             No Change         $925 - 975M
   EBITDA                    ~$(100)M*          No Change         Break-even
   Net Subscriber Adds       ~300K              No Change         ~250K

Hughes Network Systems
   Revenue                   ~$1.3B             No Change         $1.3 - 1.4B
   EBITDA                    $(100)M - (115)M   No Change         ~$(50) - (75)M
   DIRECWAY Net Sub Adds     50 - 65K           No Change         100 - 200K

PanAmSat
   Revenue                   $860 - 870M        No Change         $790 - 825M
   New Outright Sales
     and Sales-
     Type Leases             $45.5M             No Change         None
   EBITDA Margin             Mid to high
                             60% range          No Change         70% or higher

* EBITDA guidance excludes the impact of the third quarter 2001 severance charges of $48M at DIRECTV US; $10M at DIRECTV Latin America; $7M at PanAmSat; and $65M total at HUGHES.
** Excludes the impact of the 143K-subscriber database adjustment in the third quarter of 2001.

      NOTE: Hughes Electronics Corporation believes that some of the foregoing statements may constitute forward-looking statements. When used in this report, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify such forward-looking statements and information. Important factors that may cause actual results of HUGHES to differ materially from the forward-looking statements in this report are set forth in the Form 10-Ks filed with the SEC by General Motors and HUGHES.
----------------------
1. EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.


                                  # # # # #


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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    November 14, 2001
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)
























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